Peter Messineo, CPA

1982 Otter Way Palm Harbor FL 34685

peter@cpa-ezxl.com

T   727.421.6268   F   727.674.0511

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to New Found Shrimp, Inc. 2012 Stock Incentive Plan, as Amended Effective as of August 6, 2012 of our report dated January 10, 2012, with respect to the financial statements and schedule of New found Shrimp, Inc., included in its annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

August 6, 2012